9946416v6 10/5/2018 3:10 PM 1075.162 AMENDMENT NO. 2 TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT This AMENDMENT NO. 2 TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of October 5, 2018, and is entered into by and among PARK-OHIO INDUSTRIES, INC. ("Company"), RB&W CORPORATION OF CANADA ("Canadian Borrower"), the EUROPEAN BORROWERS party to the Credit Agreement, the other Loan Parties party to the Credit Agreement, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), JPMORGAN CHASE BANK, N.A., Toronto Branch, as Canadian Agent, and J.P. MORGAN EUROPE LIMITED, as European Agent. W I T N E S S E T H: WHEREAS, the Borrowers, the other Loan Parties, the lenders from time to time party thereto (the "Lenders") and the Agents are parties to that certain Seventh Amended and Restated Credit Agreement dated as of April 17, 2017 (as amended, modified and supplemented from time to time, the "Credit Agreement"; capitalized terms not otherwise defined herein have the definitions provided therefor in the Credit Agreement); and WHEREAS, the Borrowers have requested, and the Agents and each Lender has agreed, to amend the Credit Agreement subject to the terms and conditions set forth herein; NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: 1. Amendment. In reliance upon the representations and warranties of the Loan Parties set forth in Section 3 below and subject to the conditions to effectiveness set forth in Section 2 below, the Credit Agreement is hereby amended as follows: (a) Section 1.01 of the Credit Agreement is hereby amended to insert the following new defined terms in their appropriate alphabetical order: "Beneficial Ownership Certification" means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. "Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230. "Second Amendment Effective Date" means October 5, 2018. (b) The definition of "Applicable Fee Rate" set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows: "Applicable Fee Rate" means, for any day, with respect to any commitment fees payable hereunder, a rate equal to 0.150% per annum. (c) Section 1.01 of the Credit Agreement is hereby amended to delete the defined term "First Drawn Domestic Revolving Loans" from the Credit Agreement in its entirety. (d) Section 2.12(a) of the Credit Agreement is hereby amended to amend and restate the first sentence thereof as follows:

-2- The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Fee Rate on the average daily amount of the Available Revolving Commitment of such Revolving Lender during the period from and including the Effective Date to but excluding the date on which the Revolving Lenders' Revolving Commitments terminate; provided, that notwithstanding the foregoing or anything contained in the Credit Agreement or any other Loan Document to the contrary, the monthly commitment fee payable to JPMorgan Chase Bank, N.A., in its capacity as a Revolving Lender, shall be reduced by an amount equal to $3,125.00 per month, but in no event will it be less than $0. (e) Section 2.13(k) of the Credit Agreement is hereby amended and restated in its entirety as follows: (k) [Intentionally omitted.] (f) Section 2.14 of the Credit Agreement is hereby amended to insert a new clause (d) at the end thereof as follows: (d) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clauses (a)(i), (b)(i) and/or (c) above, as applicable, have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clauses (a)(i), (b)(i) and/or (c) above, as applicable, have not arisen but either (w) the supervisor for the administrator of the Adjusted LIBO Rate, LIBO Rate, CDOR Rate and/or Overnight LIBOR Rate, as applicable, has made a public statement that the administrator of the Adjusted LIBO Rate, LIBO Rate, CDOR Rate and/or Overnight LIBOR Rate, as applicable, is insolvent (and there is no successor administrator that will continue publication of the Adjusted LIBO Rate, LIBO Rate, CDOR Rate and/or Overnight LIBOR Rate, as applicable,), (x) the administrator of the Adjusted LIBO Rate, LIBO Rate, CDOR Rate and/or Overnight LIBOR Rate, as applicable, has made a public statement identifying a specific date after which the Adjusted LIBO Rate, LIBO Rate, CDOR Rate and/or Overnight LIBOR Rate, as applicable, will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the Adjusted LIBO Rate, LIBO Rate, CDOR Rate and/or Overnight LIBOR Rate, as applicable,), (y) the supervisor for the administrator of the Adjusted LIBO Rate, LIBO Rate, CDOR Rate and/or Overnight LIBOR Rate, as applicable, has made a public statement identifying a specific date after which the Adjusted LIBO Rate, LIBO Rate, CDOR Rate and/or Overnight LIBOR Rate, as applicable, will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the Adjusted LIBO Rate, LIBO Rate, CDOR Rate and/or Overnight LIBOR Rate, as applicable, or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Adjusted LIBO Rate, LIBO Rate, CDOR Rate and/or Overnight LIBOR Rate, as applicable, may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower Representative shall endeavor to establish an alternate rate of interest to the Adjusted LIBO Rate, LIBO Rate, CDOR Rate and/or Overnight LIBOR Rate, as applicable, that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States and other relevant jurisdictions, as applicable, at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt,

-3- such related changes shall not include a reduction of the Applicable Rate); provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (d) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.14(d), only to the extent the Adjusted LIBO Rate, LIBO Rate, CDOR Rate and/or Overnight LIBOR Rate, as applicable, is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing, CDOR Rate Borrowing and/or Overnight LIBO Borrowing, as applicable, shall be ineffective and any such Eurodollar Borrowing, CDOR Rate Borrowing and/or Overnight LIBO Borrowing, as applicable, shall be repaid or converted into a CBFR Borrowing, USBR Borrowing, CP Borrowing and/or Alternate Rate Borrowing, as applicable, on the last day of the then current Interest Period applicable thereto, and (y) if any Borrowing Request requests a Eurodollar Borrowing, CDOR Rate Borrowing and/or Overnight LIBO Borrowing, as applicable, such Borrowing shall be made as a CBFR Borrowing, USBR Borrowing, CP Borrowing and/or Alternate Rate Borrowing, as applicable. (g) Section 3.11 of the Credit Agreement is hereby amended to insert the following new sentence at the end thereof: As of the Second Amendment Effective Date, to the best knowledge of any Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Second Amendment Effective Date to any Lender in connection with this Agreement is true and correct in all respects. (h) Section 5.01(r) of the Credit Agreement is hereby amended and restated in its entirety as follows: (r) promptly following any request therefor, (i) such other information regarding the operations, business affairs and financial condition of any Borrower or any Subsidiary, or compliance with the terms of this Agreement, as any Agent or any Lender may reasonably request, and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation. (i) Section 5.02 of the Credit Agreement is hereby amended to delete the "and" at the end of clause (n) thereof, restating clause (o) thereof in its entirety as follows and inserting a new clause (p) thereof as follows: (o) any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification; and (p) any other matter as any Agent may reasonably request.

-4- (j) Section 6.03 of the Credit Agreement is hereby amended to insert the following new clause (d) at the end thereof as follows: (e) Notwithstanding anything herein or any other Loan Document to the contrary, no Loan Party that is a limited liability company may divide itself into two or more limited liability companies (pursuant to a "plan of division" as contemplated under the Delaware Limited Liability Company Act or otherwise) without the prior written consent of Administrative Agent, and in the event that any Loan Party that is a limited liability company divides itself into two or more limited liability companies (with or without the prior consent of Administrative Agent as required above), any limited liability companies formed as a result of such division shall be required to comply with the obligations set forth in Section 5.13 and the other further assurances obligations set forth in the Loan Documents and become a Borrower or Guarantor (as required by the Administrative Agent) under this Agreement and the other Loan Documents. (k) Section 6.05 of the Credit Agreement is hereby amended to insert the phrase "(including pursuant to any statutory division)" immediately following the phrase "or otherwise dispose" set forth in the first sentence thereof. 2. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent, each to be in form and substance satisfactory to Administrative Agent: (a) Administrative Agent shall have received a fully executed copy of this Amendment executed by the Loan Parties, each Agent and each Lender; and (b) no Default or Event of Default shall have occurred and be continuing. 3. Representations and Warranties. To induce Agents and Lenders to enter into this Amendment, each of the Loan Parties represent and warrant to Agents and Lenders that: (a) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate or limited liability company action, respectively, on the part of such Loan Party and this Amendment has been duly executed and delivered by such Loan Party; (b) each of the representations and warranties set forth in Article III of the Credit Agreement, are true and correct in all material respects as of the date hereof (except to the extent they relate to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date); and (c) no Default or Event of Default has occurred and is continuing. 4. Acknowledgment of Loan Guarantor. Each Loan Guarantor hereby acknowledges that Borrowers, Agents and Lenders have modified the Credit Agreement by this Amendment, and such Loan Guarantor acknowledges that Agents and Lenders would not modify the Credit Agreement in the absence of the agreements of such Loan Guarantor contained herein. Each Loan Guarantor hereby approves of and consents to the Amendment, agrees that its obligations under the Loan Guaranty and the other Loan Documents to which it is a party shall not be diminished as a result of the execution of the Amendment, and confirms that the Loan Guaranty and all other Loan Documents to which it is a party are in full force and effect. 5. Reaffirmation; Loan Document. Each Loan Party hereby ratifies, affirms, acknowledges and agrees that each Collateral Document represents the valid, enforceable and collectible

-5- obligations of such Loan Party, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Loan Party hereby acknowledges and agrees that, except as expressly set forth herein, (i) this Amendment in no way acts as a release, termination, discharge or relinquishment of any Lien or security interest of any Agent on any Collateral, and (ii) all Liens and other security interests securing payment of the Secured Obligations are hereby ratified, confirmed and continued by each Loan Party in all respects. This Amendment constitutes a Loan Document. 6. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable. 7. References. Any reference to the Credit Agreement contained in any document, instrument or Credit Agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment. 8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Delivery by telecopy or electronic portable document format (i.e., "pdf") transmission of executed signature pages hereof from one party hereto to another party hereto shall be deemed to constitute due execution and delivery by such party. 9. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect. 10. Governing Law. This Amendment shall be a contract made under and governed by the laws of the state of Ohio, without regard to conflict of laws principles that would require the application of laws other than those of the state of Ohio. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment. [Signature Page Follows]